Exhibit 99.1

FOR IMMEDIATE RELEASE
February 3, 2006
CONTACT:  Jerry L. Calvert
(864) 594-5690 (Work)
(864) 590-8858 (Cell)

First National Bank of the South Announces Expansion of Greenville Loan Production Office-

Spartanburg, SC, February 3, 2006 – Spartanburg-based First National Bank of the South announced today that it has filed an application with the OCC to expand its loan production office in Greenville, South Carolina into a full-service branch.  The branch will be located at Pelham Road and Milestone Way in the heart of Greenville’s fast-growing Eastside.

In addition to the new Pelham Road branch, the building will house the small business lending division, First National Business Capital, led by John Bickley. First National will also offer a complete line of commercial lending services through a team of lenders led by Barry Starling.

Jerry L. Calvert, President and CEO, said, “We look forward to expanding our presence in the Upstate as we establish our Greenville market headquarters. We believe that the addition of the Pelham Road branch further enhances our competitive advantage as we broaden our customer base.”

John Bickley has over fifteen years of small business lending experience, serving customers throughout the Carolinas and Georgia.  He holds a master’s degree in management from Clemson University.

Barry Starling, a seasoned banker with a total of twenty years of banking experience, returns to the Upstate after his most recent employment at MMA Financial in Tampa, Florida.  He received his Bachelor of Science degree in accounting from Western Carolina University.

In the interim, First National’s loan production office is located at 1204-A East Washington Street, Greenville, South Carolina.  For further information on the services available, John or Barry can be reached at (864) 233-3318.

First National Bank of the South is a wholly-owned subsidiary of First National Bancshares, Inc. (Nasdaq:  FNSC), a bank holding company based in Spartanburg, South Carolina. It was incorporated in 1999 to conduct general banking business through its bank subsidiary.  First National’s stock price closed at $20.52 per share on February 2, 2006.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions.  The banking division operates four full-service offices, three in Spartanburg County under the name First National Bank of Spartanburg and a newly opened office in Mount Pleasant, South Carolina.  The small business lending division operates under the name First National Business Capital. The division is based in Greenville and provides small business lending services to customers in the Carolinas and Georgia.  First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available from its media room at http://firstnational-online.mediaroom.com.

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in our loan quality, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.